Exhibit 99.1

Entegris Reports Results For Fourth Quarter and Fiscal Year

Achieves Sequential Quarterly Sales Growth of 32 Percent and Non-GAAP EPS of $0.12

BILLERICA, Mass., February 4, 2010 – Entegris, Inc. (Nasdaq: ENTG) today reported its financial results for the fiscal fourth quarter and year ended December 31, 2009.

The Company recorded fourth-quarter sales of $146.3 million and net income of $10.1 million, or $0.08 per diluted share. These results included amortization of intangible assets of $4.6 million and restructuring charges of $3.0 million. Non-GAAP EPS before charges in the fourth quarter was $0.12 per diluted share. The Company reported sales of $112.7 million and a loss of $1.18 per share in the fourth quarter a year ago, which included goodwill impairment charges of $0.84 per share, and sales of $110.7 million and a loss of $0.07 per share in the third quarter of 2009.

Fiscal 2009 sales were $398.6 million, which compared to $554.7 million in 2008. The net loss was $0.49 per share compared to a net loss of $4.59 per share a year earlier, which included goodwill impairment charges of $4.23 per share. On a non-GAAP EPS basis, the net loss per share in fiscal 2009 was $0.28 compared with net earnings per share of $0.01 for the year earlier.

Gideon Argov, president and chief executive officer, said: “We were pleased with our fourth-quarter performance in every respect. We benefited from the industry rebound while achieving wins in key markets. We also delivered improved bottom-line operating profitability through tight controls over both fixed and variable costs.

“The Company’s fourth-quarter sales rose 32 percent sequentially to levels not seen since 2008, reflecting the continued recovery in the semiconductor market and strong demand across our product lines. High fab utilization at our customers helped drive a 23 percent sequential increase in unit-driven sales. Robust industry capital spending in the fourth quarter boosted sales of capital-driven products 56 percent above third-quarter levels,” Argov said.

“The fourth-quarter operating results reflect the changes we made over the past year to reduce our fixed costs and to realize revenue opportunities in both core and new markets. If current industry expectations hold true for annual 2010 growth in the mid-teens for semiconductor production and approximately 60 percent for industry wafer fab capital spending, we are positioned for a solid year of growth and profitability in line with our target operating model,” Argov said.

The Company generated $11.3 million in cash from operations in the fourth quarter and reduced its total bank debt by $20 million to $72 million.

Segment Information (table of results contained at the end of this release)

Contamination Control Solutions (CCS) sales in the fourth quarter increased 43 percent sequentially, driven by fluid components, dispense, and gas purification systems used in semiconductor and microelectronics manufacturing equipment. Demand for filtration products remained strong through the quarter.

Fourth-quarter sales of Microenvironments (ME) product increased 18 percent from the third quarter, driven by wafer process products for semiconductor wafers and data storage shippers.

Specialty Materials sales in the fourth quarter rose 15 percent sequentially, driven by a continued rebound in sales of specialty coated and graphite-based components used in semiconductor manufacturing. Sales of Specialty Materials products to markets other than the semiconductor industry improved modestly.

Fourth-Quarter Results Conference Call Details

Entegris will hold a conference call to discuss its results for the fourth quarter on Thursday, February 4, 2010, at 10:00 a.m. Eastern Time. Participants should dial 1-888-510-1799 (for domestic callers) or 1-719-325-2218 (for callers outside the U.S.). A replay of the call can be accessed at 1-719-457-0820 using passcode 2014804. A webcast of the call can also be accessed from the investor relations section of Entegris’ website at www.entegris.com.

About Entegris

Entegris is a leading provider of a wide range of products for purifying, protecting and transporting critical materials used in processing and manufacturing in the semiconductor and other high-tech industries. Entegris is ISO 9001 certified and has manufacturing, customer service and/or research facilities in the United States, China, France, Germany, Israel, Japan, Malaysia, Singapore, South Korea and Taiwan. Additional information can be found at www.entegris.com.

Non-GAAP Information

Adjusted EBITDA, non-GAAP operating income together with related measures thereof, and non-GAAP EPS, are considered “non-GAAP financial measures” under the rules and regulations of the SEC. These financial measures are provided as a complement to financial measures provided in accordance with GAAP. We provide non-GAAP financial measures in order to better assess and reflect operating performance. Management believes the non-GAAP measures help indicate our baseline performance before certain gains, losses or other charges that may not be indicative of our business or future outlook. We believe these non-GAAP measures will aid investors’ overall understanding of our results by providing a higher degree of transparency for certain expenses and providing a level of disclosure that will help investors understand how we plan and measure our business. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP. The calculations of Adjusted EBITDA margin, non-GAAP operating income, and non-GAAP EPS are included elsewhere in this release.

Forward-Looking Statements

Certain information contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current management expectations only as of the date of this press release, and involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Statements that include such words as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “may,” “will,” “should” or the negative thereof and similar expressions as they relate to Entegris or our management are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks include, but are not limited to, fluctuations in the market price of Entegris’ stock, Entegris’ future operating results, other acquisition and investment opportunities available to Entegris, general business and market conditions and other factors. Additional information concerning these and other risk factors may be found in previous financial press releases issued by Entegris and Entegris’ periodic public filings with the Securities and Exchange Commission, including discussions appearing in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as well as the matters described under the headings “Risks Relating to our Business and Industry,” “Risks Related to our Borrowings”, “Manufacturing Risks,” “International Risks,” and “Risks Related to Investing in Our Securities” in our current report on Form 8-K, dated September 2, 2009, together with the other matters and important factors disclosed previously and from time to time in the filings of Entegris with the U.S. Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update publicly any forward-looking statements contained herein.

Entegris, Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three months ended
	December 31, 2009	September 26, 2009	December 31, 2008
Net sales	$146,324	$110,706	$112,736
Cost of sales	82,037	65,929	80,494

Gross profit	64,287	44,777	32,242
Selling, general and administrative expenses	32,420	29,175	31,731
Engineering, research and development expenses	9,717	8,575	8,939
Amortization of intangible assets	4,602	4,723	5,088
Impairment of goodwill	—	—	93,989
Restructuring charges	3,009	2,368	7,091

Operating profit (loss)	14,539	(64)	(114,596)
Interest expense, net	2,110	2,681	336
Other expense, net	1,316	4,114	13,663

Income (loss) before income taxes	11,113	(6,859)	(128,595)
Income tax expense	1,231	623	2,889
Equity in net (earnings) loss of affiliates	(210)	132	234

Income (loss) from continuing operations	10,092	(7,614)	(131,718)
Loss from discontinued operations, net of taxes	—	—	(80)

Net income (loss)	10,092	(7,614)	(131,798)
Net loss attributable to the noncontrolling interest	32	6	—

Net income (loss) attributable to the Company	$10,124	$(7,608)	$(131,798)

Basic income (loss) per common share:
Continuing operations	$0.08	$(0.07)	$(1.18)
Discontinued operations			(0.00)
Net income (loss) per common share	$0.08	$(0.07)	$(1.18)
Diluted income (loss) per common share:
Continuing operations	$0.08	$(0.07)	$(1.18)
Discontinued operations			(0.00)
Net income (loss) per common share	$0.08	$(0.07)	$(1.18)
Weighted average shares outstanding:
Basic	129,953	115,023	111,787
Diluted	131,887	115,023	111,787

Entegris, Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Twelve months ended
	December 31, 2009	December 31, 2008
Net sales	$398,644	$554,699
Cost of sales	260,832	343,184

Gross profit	137,812	211,515
Selling, general and administrative expenses	117,001	147,531
Engineering, research and development expenses	35,039	40,086
Amortization of intangible assets	19,237	19,585
Impairment of goodwill	—	473,799
Restructuring charges	15,463	10,423

Operating loss	(48,928)	(479,909)
Interest expense, net	9,215	1,018
Other expense, net	1,745	15,486

Loss before income taxes	(59,888)	(496,413)
Income tax (benefit) expense	(2,996)	19,201
Equity in net loss of affiliates	867	283

Loss from continuing operations	(57,759)	(516,481)
Loss from discontinued operations, net of taxes	—	(1,105)

Net loss	(57,759)	(517,002)
Net loss attributable to the noncontrolling interest	(38)	—

Net loss attributable to the Company	$(57,721)	$(517,002)

Basic loss per common share:
Continuing operations	$(0.49)	$(4.58)
Discontinued operations	—	$(0.01)
Net loss per common share	$(0.49)	$(4.59)
Diluted loss per common share:
Continuing operations	$(0.49)	$(4.58)
Discontinued operations	—	$(0.01)
Net loss per common share	$(0.49)	$(4.59)
Weighted average shares outstanding:
Basic	117,321	112,653
Diluted	117,321	112,653

Entegris, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2009	December 31, 2008
ASSETS
Cash and cash equivalents	$68,700	$115,033
Accounts receivable	91,122	70,535
Inventories	83,233	102,189
Deferred tax assets, deferred tax charges and refundable income taxes	11,085	14,661
Other current assets and assets held for sale	13,318	10,710

Total current assets	267,458	313,128

Property, plant and equipment, net	135,431	159,738

Intangible assets	78,470	93,139
Deferred tax assets – non-current	9,670	13,315
Other assets	13,643	18,504

Total assets	$504,672	$597,824

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current maturities of long-term debt	$11,257	$13,166
Short-term borrowings	8,039	—
Accounts payable	23,553	21,782
Accrued liabilities	29,832	36,971
Income tax payable and deferred tax liabilities	1,229	7,437

Total current liabilities	73,910	79,356

Long-term debt, less current maturities	52,492	150,516
Other liabilities	28,613	31,782
Shareholders’ equity	349,657	336,170

Total liabilities and shareholders’ equity	$504,672	$597,824

Entegris, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended		Twelve months ended
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
Operating activities:
Net income (loss)	$10,092	$(131,798)	$(57,759)	$(517,002)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Loss from discontinued operations	—	80	—	1,105
Depreciation	7,262	7,982	30,890	26,758
Amortization	4,602	5,088	19,237	19,585
Stock-based compensation expense	1,803	1,466	8,102	7,024
Charge for fair value mark-up of acquired inventory	437	7,801	4,553	13,519
Impairment of goodwill	—	93,989	—	473,799
Other	1,488	17,025	5,147	34,552
Changes in operating assets and liabilities, excluding effects of acquisitions:
Trade accounts receivable and notes receivable	(11,717)	39,186	(19,203)	53,355
Inventories	(36)	(2,093)	10,679	(2,977)
Accounts payable and accrued liabilities	(3,362)	(25,800)	(1,579)	(35,523)
Income taxes payable and refundable income taxes	1,802	3,357	3,839	(18,873)
Other	(1,053)	8,251	287	10,938

Net cash provided by operating activities	11,318	24,534	4,193	66,260

Investing activities:
Acquisition of property and equipment	(1,641)	(7,793)	(13,162)	(26,987)
Acquisition of businesses, net of cash acquired	—	(879)	493	(162,852)
Purchase of equity investment	—	—	—	(10,982)
Other	276	(129)	2,826	900

Net cash used in investing activities	(1,365)	(8,801)	(9,843)	(199,921)

Financing activities:
Payments and proceeds on short-term borrowings and long-term debt, net	(19,576)	24,510	(94,970)	109,104
Repurchase and retirement of common stock	—	—	—	(28,895)
Proceeds from stock offering	(49)	—	56,638	—
Issuance of common stock	219	9	1,280	3,097
Payments for debt issuance costs	—	(3)	(3,638)	(625)

Net cash (used in) provided by financing activities	(19,406)	24,516	(40,690)	82,681

Net cash used in discontinued operations	—	(1,535)	—	(1,143)

Effect of exchange rate changes on cash	(223)	2,358	7	6,501

Decrease in cash and cash equivalents	(9,676)	41,072	(46,333)	(45,622)
Cash and cash equivalents at beginning of period	78,376	73,961	115,033	160,655

Cash and cash equivalents at end of period	$68,700	$115,033	$68,700	$115,033

Entegris, Inc. and Subsidiaries

Segment Information

(In thousands)

(Unaudited)

	Three Months Ended
	December 31, 2009	September 26, 2009	December 31, 2008
Net sales
Contamination Control Solutions	$93,687	$65,649	$63,005
Microenvironments	38,162	32,445	34,402
Specialty Materials	14,475	12,612	15,329

Total net sales	$146,324	$110,706	$112,736

	Three Months Ended
	December 31, 2009	September 26, 2009	December 31, 2008
Segment profit (loss)
Contamination Control Solutions	$23,664	$12,261	$8,971
Microenvironments	9,082	5,186	51
Specialty Materials	1,985	1,369	3,397

Total segment profit	$34,731	$18,816	$12,419
Amortization of intangibles, amortization of fair value mark-up of acquired inventory sold, impairment of goodwill, and restructuring charges	(8,048)	(7,091)	(113,959)
Unallocated expenses	(12,144)	(11,789)	(13,056)

Total operating income (loss)	$14,539	$(64)	$(114,596)

Entegris, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Operating Income (Loss) and Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended
	December 31, 2009	September 26, 2009	December 31, 2008
Net sales	$146,324	$110,706	$112,736

GAAP – Operating income (loss)	$14,539	$(64)	$(114,596)
Restructuring costs	3,009	2,368	7,091
Impairment of goodwill	—	—	93,989
Amortization of intangible assets	4,602	4,723	5,088

Non-GAAP operating income (loss)	22,150	7,027	(8,428)
Depreciation	7,262	7,456	7,982

Adjusted EBITDA	$29,412	$14,483	$(446)

Non-GAAP operating margin	15.1%	6.3%	(7.5)%
Adjusted EBITDA – as a % of net sales	20.1%	13.1%	(0.4)%

Entegris, Inc. and Subsidiaries

Reconciliation of GAAP to Adjusted or Non-GAAP Earnings (Loss) per Share

(In thousands)

(Unaudited)

	Three Months Ended			Year Ended
	December 31, 2009	September 26, 2009	December 31, 2008	December 31, 2009	December 31, 2008
Net income (loss) attributable to the Company	$10,124	$(7,608)	$(131,798)	$(57,721)	$(517,002)
Adjustments to net income (loss) attributable to the Company:
Amortization of intangible assets	4,602	4,723	5,088	19,237	19,585
Charge for fair value mark-up of acquired inventory sold	437	51	7,801	4,553	13,519
Impairment of equity investments	1,000	—	10,596	1,000	11,698
Impairment of goodwill	—	—	93,989	—	473,799

Non-GAAP net income (loss) attributable to the Company	$16,163	$(2,834)	$(14,324)	$(32,931)	1,599

Diluted earnings (loss) per common share:	$0.08	$(0.07)	$(1.18)	$(0.49)	$(4.59)
Effect of adjustments to net income (loss) attributable to the Company	0.05	0.04	1.05	0.21	4.60
Diluted non-GAAP earnings (loss) per common share:	$0.12	$(0.02)	$(0.13)	$(0.28)	$0.01

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